UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2014

iShares® Commodity Optimized Trust

(Exact name of registrant as specified in its charter)

New York	333-153099	26-4632352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o iShares® Delaware Trust Sponsor LLC

400 Howard Street

San Francisco, California 94105

Attn: Product Management Team

iShares® Research & Development

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 597-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 1, 2014, iShares® Delaware Trust Sponsor LLC., in its capacity as the sponsor of the registrant, BlackRock Institutional Trust Company, N.A., as administrative trustee (the “Trustee”), and Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee”), executed the Amended and Restated Trust Agreement  to change the registrant’s name from iShares® Dow Jones-UBS Roll Select Commodity Index Trust to iShares® Commodity Optimized Trust and to reflect related conforming changes. Also, on July 1, 2014, the Trustee and Delaware Trustee executed a Restated Certificate of Trust to reflect the name change described above.

Item 9.01. Financial Statements and Exhibits

Copies of the Amended and Restated Trust Agreement and the Restated Certificate of Trust are filed as Exhibits 4.1 and 3.1, respectively, and are incorporated by reference into this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2014

iShares® Commodity Optimized Trust
(Registrant)

By:	iShares® Delaware Trust Sponsor LLC, the sponsor of the registrant

By:	BlackRock Asset Management International Inc., managing member

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Managing Director

By:	/s/ Raymund Santiago
Name:	Raymund Santiago
Title:	Director